Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Genesis Energy, L.P.

Genesis Energy Finance Corporation

(and the subsidiaries identified in the Table of Subsidiary Guarantor Registrants in the

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-255327))

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Debt	8.875% Senior Notes due 2030	Rule 457(r)(1)	$500,000,000.00	100%	$500,000,000.00	0.00011020	$55,100.00(2)

	Other	Guarantee of 8.875% Senior Notes due 2030	Rule 457(n)(3)	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$500,000,000.00		$55,100.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$55,100.00

	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims

Fees Offset Sources

Rule 457(p)

Fees Offset Claims	Genesis Energy, L.P. Genesis Energy Finance Corporation	S-3ASR	333-255327	April 19, 2021		$55,100.00(1)	Unallocated (Universal) Shelf		(1)

Fees Offset Sources					April 19, 2021					$87,602.19(1)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-255327) filed by the registrant on April 19, 2021, except for $115,900 that was being offset with respect to $1,000,000,000 of unsold securities from a prior registration statement (File No. 333-219710) initially filed with the Securities and Exchange Commission on August 4, 2017, as amended by the registration statement on Form S-3/A filed with the Securities and Exchange Commission on October 5, 2017. Pursuant to Rule 457(p), on April 19, 2021, the registrant filed a prospectus supplement and offset filing fees then due by $28,297.81. As a result, a filing fee offset of $87,602.19 remains available to offset the current filing fee. Pursuant to Rule 457(p), the registrant hereby offsets $55,100 of such previously paid filing fee with respect to unsold securities against the total amount of the filing fee due for registration of the securities pursuant to this offering. Accordingly, no registration fee is being paid with respect to this offering and $32,502.19 remains to be applied to future filings from such previously paid filing fee with respect to unsold securities.

(2)	Calculated in accordance with Rule 457(o) based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.